Item 77M - DWS Gold & Precious Metals Fund and DWS Technology Fund, each a series of DWS Securities Trust

DWS Gold & Precious Metals Fund

On March 1, 2011 (the "Effective Date"), DWS
Gold & Precious Metals Fund (the "Predecessor
Fund"), a series of DWS Mutual Funds, Inc., a
Massachusetts business trust (Registration Nos.
033-22059 and 811-05565), was reorganized
into DWS Gold & Precious Metals Fund (the
"Acquiring Fund"), a corresponding newly created "shell" series of DWS Securities Trust, a Massachusetts business trust (Registration Nos.
002-36238 and 811-02021).  On the Effective
Date, all of the assets and liabilities of the Predecessor Fund were transferred to the Acquiring Fund. With the exception of the differing trust of which it is a series, the Acquiring Fund is substantially similar to its corresponding Predecessor Fund.

All financial and other relevant information for the Predecessor Fund for the six-month period ended April 30, 2011 is reported on this Form
N-SAR.

DWS Technology Fund

On March 1, 2011 (the "Effective Date"), DWS
Technology Fund (the "Predecessor Fund"), a series of DWS Technology Fund, a Massachusetts business trust (Registration Nos.
002-10668 and 811-00547), was reorganized
into DWS Technology Fund (the "Acquiring
Fund"), a corresponding newly created "shell" series of DWS Securities Trust, a Massachusetts business trust (Registration Nos. 002-36238 and 811-02021). On the Effective Date, all of the assets and liabilities of the Predecessor Fund were transferred to the Acquiring Fund. With the exception of the differing trust of which it is a series, the Acquiring Fund is substantially similar to its corresponding Predecessor Fund.

All financial and other relevant information for the Predecessor Fund for the six-month period ended April 30, 2011 is reported on this Form
N-SAR.

E:\Electronic Working Files\03 - NSAR\2011\04-30-11\DWS Securities Trust\03-Exhibits\Exhibit 77M Gold Tech.docx